Exhibit 32.1

Certification of the Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the fiscal year ended October 31, 2023 (the “Report”) of Limoneira Company (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Harold S. Edwards, Director, President and Chief Executive Officer of the Registrant, hereby certify that:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

December 21, 2023	/s/ Harold S. Edwards
Harold S. Edwards,
Director, President and Chief Executive Officer
(Principal Executive Officer)